UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2022

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Offering

On November 13, 2022, Surgalign Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”) priced at the market under Nasdaq rules, an aggregate of (i) 740,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for up to an aggregate of 5,260,000 shares of Common Stock, (iii) Series A warrants (the “Series A Warrants”) exercisable for up to an aggregate of 6,000,000 shares of Common Stock and (iv) Series B warrants exercisable for up to an aggregate of 1,500,000 shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). The offering price for each share of Common Stock and accompanying Warrants is $2.00 and the offering price for each Pre-Funded Warrant and accompanying Warrants is $1.999.

The Offering is expected to close on or about November 16, 2022, subject to the satisfaction of customary closing conditions.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other estimated Offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Warrants, are expected to be approximately $10.8 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, including implementing corporate wide cost cutting strategies, preparation for approval, utilization and ongoing development of our digital health offerings.

In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act (as defined below), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The form of Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by the form of such document, which is incorporated herein by reference.

Terms of the Pre-Funded Warrants

Each Pre-Funded Warrants is exercisable for one share of Common Stock at an exercise price of $0.001 per share and will expire when exercised in full. The Company is prohibited from effecting an exercise of any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The form of Pre-funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Pre-funded Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Terms of the Warrants

Each Series A Warrants is exercisable for one share of Common Stock at an exercise price of $1.815 per share. The Series A Warrants will expire five years from the date of issuance. The Series A Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance or resale of shares of Common Stock underlying the Series A Warrants to or by the holder. The Company is prohibited from effecting an exercise of any Series A Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holder of the Series A Warrants will have the right to receive the Black Scholes Value of its Series A Warrants calculated pursuant to a formula set forth in the Series A Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The Series B Warrants will have the same terms as the Series A Warrants, except that the Series B Warrants will expire three years from the date of issuance

The form of Series A Warrant and Series B Warrant is filed as Exhibit 4.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Series A Warrants and Series B Warrants is subject to, and qualified in its entirety by, the form of such documents, which is incorporated herein by reference.

Placement Agent Compensation

Pursuant to an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received in the Offering and a management fee equal to 1.0% of the gross proceeds received in the Offering. Upon any exercise of the Warrants issued in the Offering for cash, we have agreed to pay the Placement Agent (i) a total cash fee equal to 7.0% of the aggregate gross proceeds from the exercise of the Warrants and (ii) a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Warrants. The Company also agreed to reimburse certain expenses of the Placement Agent, including payment of $80,000 for non-accountable expenses and $15,950 for clearing fees. The Company has also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in the Offering, if any investor, who was contacted or introduced to the Company by the Placement Agent during the term of its engagement or introduced to the Company by the Placement Agent during the term of its engagement, provides the Company with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of the Engagement Letter. In addition, the Company has granted a right of first refusal to the Placement Agent pursuant to which it has the right to act as the exclusive advisor, manager or underwriter or agent, as applicable, if the Company or its subsidiaries sell or acquire a business, finance any indebtedness using an agent, or raise capital through a public or private offering of equity or debt securities at any time prior to the 12-month anniversary of the consummation date of the Offering.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to issue the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 360,000 shares of Common Stock (which represents 6.0% of the Shares and Pre-Funded Warrants sold in the Offering). The Placement Agent Warrants will have substantially the same terms as the Warrants described above, except that the Placement Agent Warrants will have an exercise price of $2.50 per share and will expire on November 13, 2027.

The form of Placement Agent Warrant is filed as Exhibit 4.3 to this Current Report on Form 8-K. The foregoing summary of the terms of the Placement Agent Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Warrant Amendment

In connection with the Offering, on November 13, 2022, the Company entered into a warrant amendment agreement (as amended and restated, the “Warrant Amendment Agreement”) with the purchaser party to the Purchase Agreement pursuant to which the Company agreed to amend the purchaser’s existing warrants to purchase up to 521,739 shares of Common Stock at an exercise price of $51.75 per share issued in June 2021 and warrants to purchase up to 597,826 shares of Common stock at an exercise price of $18.00 per share issued in February 2022 (the “Existing Warrants”), in consideration for such investor’s purchase of $12.0 million of securities in the Offering (the “Purchase Commitment”) to (i) lower the exercise price of the Existing Warrants to $1.815 per share and (ii) extend the termination date of the Existing Warrants to November 16, 2027, effective upon the consummation of the Offering.

The form of Warrant Amendment Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrant Amendment Agreement is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

The offering of the securities described above was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-259893), including a prospectus contained therein dated December 28, 2021, as supplemented by a prospectus supplement, dated as of November 13, 2022, relating to the Offering.

The opinion of Lowenstein Sandler LLP regarding the validity of the securities issued in the Offering is attached as Exhibit 5.1 hereto.

On November 14, 2022, the Company issued a press release announcing the Offering. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Series A/B Warrant

4.3	Form of Placement Agent Warrant

4.4	Form of Warrant Amendment Agreement

5.1	Opinion of Lowenstein Sandler LLP

10.1	Form of Purchase Agreement

23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)

99.1	Press Release dated November 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: November 15, 2022	By:	/s/ Paolo G. Amoruso
	Name:	Paolo G. Amoruso
	Title:	Chief Legal Officer